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                                                                    EXHIBIT 99.1
UNAUDITED COMBINED STATEMENT OF INCOME (1)
NDC eCOMMERCE BUSINESS SEGMENT
(TO BE REORGANIZED AS GLOBAL PAYMENTS INC.)

(in thousands)

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                                                        FY 00 ACTUAL                              FY 00 PROFORMA
                                       --------------------------------------------  ----------------------------------------------
                                        Qtr 1    Qtr 2    Qtr 3    Qtr 4 Total Year   Qtr 1    Qtr 2    Qtr 3    Qtr 4  Total Year
                                       --------------------------------------------  ----------------------------------------------
Revenue
Merchant Services                      $84,201  $78,834  $76,325  $78,902 $318,262   $84,201  $78,834  $76,325  $78,902  $318,262
Funds Transfer                           5,627    5,340    5,502    5,302   21,771     5,627    5,340    5,502    5,302    21,771
                                       -------  -------  -------  ------- --------   -------  -------  -------  -------  --------
                       Total            89,828   84,174   81,827   84,204  340,033    89,828   84,174   81,827   84,204   340,033

Operating expenses:
   Cost of Service                      46,022   45,891   44,541   45,025  181,479    46,022   45,891   44,541   45,025   181,479
   Sales, general and administrative    23,267   23,008   23,866   25,201   95,342    24,255   24,048   24,777   25,959    99,039
                                       -------  -------  -------  ------- --------   -------  -------  -------  -------  --------
                                        69,289   68,899   68,407   70,226  276,821    70,277   69,939   69,318   70,984   280,518
                                       -------  -------  -------  ------- --------   -------  -------  -------  -------  --------
Operating income                        20,539   15,275   13,420   13,978   63,212    19,551   14,235   12,509   13,220    59,515

EBITDA                                  25,668   20,375   18,074   19,123   83,240    24,680   19,335   17,163   18,365    79,543

Other income/(expense)
   Interest and other income               283      361      513     (361)     796       283      361      513     (361)      796
   Interest and other expense           (1,522)  (1,657)  (1,626)  (1,314)  (6,119)   (1,680)  (1,815)  (1,784)  (1,473)   (6,752)
   Minority interest in earnings        (1,071)    (923)  (1,031)  (1,092)  (4,117)   (1,071)    (923)  (1,031)  (1,092)   (4,117)
                                       -------  -------  -------  ------- --------   -------  -------  -------  -------  --------
                                        (2,310)  (2,219)  (2,144)  (2,767)  (9,440)   (2,468)  (2,377)  (2,302)  (2,926)  (10,073)
                                       -------  -------  -------  ------- --------   -------  -------  -------  -------  --------
Income before income taxes              18,229   13,056   11,276   11,211   53,772    17,083   11,858   10,207   10,294    49,442
 Income Taxes                            7,025    5,033    4,346    4,321   20,725     6,583    4,571    3,936    3,968    19,058
                                       -------  -------  -------  ------- --------   -------  -------  -------  -------  --------
 Net Income                            $11,204  $ 8,023  $ 6,930  $ 6,890 $ 33,047   $10,500  $ 7,287  $ 6,271  $ 6,326  $ 30,384
                                       =======  =======  =======  ======= ========   =======  =======  =======  =======  ========

 Basic Shares                           27,101   26,701   26,336   26,204   26,586    27,101   26,701   26,336   26,204    26,586

 Basic Earnings per Share              $  0.41  $  0.30  $  0.26  $  0.26  $  1.24   $  0.39  $  0.27  $  0.24  $  0.24   $  1.14
                                       =======  =======  =======  ======= ========   =======  =======  =======  =======  ========

(1) - Summary Financial Data included in our latest Registration Statement on Form 10 filed on December 28, 2000
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